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                       TRANSACT TECHNOLOGIES INCORPORATED

                                  EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE

                                                                                    Year Ended December 31,
                                                                    ----------------------------------------------------
                                                                         1998                1997                1996
                                                                    ------------        ------------        ------------

Net Income                                                          $  1,206,000        $  4,893,000        $  3,340,000
                                                                    ============        ============        ============

SHARES:

   Basic - Weighted average common shares
     outstanding                                                       6,163,000           6,767,000           5,864,000
   Dilutive effect of outstanding options and
     warrants as determined by the treasury
     stock method                                                          7,000             165,000              20,000
                                                                    ------------        ------------        ------------
   Diluted - Weighted average common and
     common equivalent shares outstanding                              6,170,000           6,932,000           5,884,000
                                                                    ============        ============        ============

Net income per common and common equivalent share:

     Basic                                                          $       0.20        $       0.72        $       0.57
                                                                    ============        ============        ============
     Diluted                                                                0.20                0.71                0.57
                                                                    ============        ============        ============